UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 West Union Street
Pasadena, California 91103

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange
Warrants, each 35 warrants exercisable for one share of common stock at an exercise price of $402.50 per share	HLGN.W	New York Stock Exchange
Preferred Share Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 7, 2023, Heliogen, Inc. (the “Company”) received a letter from the staff of New York Stock Exchange (“NYSE”) Regulation notifying the Company that it had determined to commence proceedings to delist the Company’s common stock (NYSE: HLGN) and the Company’s public warrants to purchase common stock (NYSE: HLGN.W) from the NYSE. Trading in these securities was immediately suspended. The NYSE Regulation reached its decision to delist these securities pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000. The Company intends to appeal the delisting determination.

The Company anticipates that its common stock and the public warrants identified above will be traded in the over-the-counter (“OTC”) market commencing on November 8, 2023.

The Company has applied to have the common stock quoted on the OTCQX, the highest market tier operated by the OTC Markets Group, Inc. The Company has also applied to have the public warrants quoted on the OTCQX, if eligible. The Company intends to continue to comply with public company Securities and Exchange Commission (“SEC”) regulations and other NYSE listing requirements, including filing quarterly financial statements, having independently audited financials, and maintaining an independent Board of Directors with corporate governance rules and oversight committees.

For risks and uncertainties resulting from the delisting, refer to “Risk Factors—We are currently not in compliance with the NYSE’s continued listing requirements relating to the minimum average closing price and our stock may be delisted if we do not timely cure the non-compliance” under Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 29, 2023.

Item 7.01 Regulation FD Disclosure.

On November 7, 2023, the Company issued a press release with respect to the NYSE’s decision to delist the Company’s securities. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This report includes “forward-looking statements” for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words “may,” “will,” “anticipate,” “intend,” “expect” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the anticipated move of the Company’s common stock and public warrants to the OTC and the timing thereof, the potential future quoting of these securities on the OTCQX, our decision to appeal and the success of any such appeal of the NYSE delisting decision, and the Company’s compliance with public company SEC regulations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this report, including but not limited to: logistical issues associated with transferring the trading of the Company’s securities from the NYSE to the OTC; the Company’s ability to satisfy the criteria for having its securities trade on OTCQX; and there is no assurance that an active market will be maintained for the Company’s common stock or public warrants. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-

looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated:	November 7, 2023	By:	/s/ Sagar Kurada
Sagar Kurada
Chief Financial Officer